MEMORANDUM OF AGREEMENT Dated: 20 May 2008 PAVEY SERVICES LTD -BRITISH VIRGIN ISLANDS hereinafter called the Sellers, have agreed to sell, and SEANERGY MARITIME CORP. of Marshall Islands or Guaranteed nominee hereinafter called the Buyers, have agreed to buy Name: BREMEN MAX Classification Society/Class: Built: 1993 Flag: I.O.M. Call Sign: MGQL2 Register Number: Bureau Veritas 06248T By: HYUNDAI HEAVY, ULSAN, S. KOREA Place of Registration: DOUGLAS Grt/Nrt: 39012124407 737473 hereinafter called the Vessel on the following terms and conditions: Definitions SALEFORM 1993 1966. 1983 2 3 4 5 6 7 8 9 10 “Banking days” are days on which banks are open both in the country of the currency 11 stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8. 12 “In writing” or ‘written” means a letter handed over from the Sellers to the Buyers or vice versa, 13 a registered letter, telex, telefax or other modern form of written communication. 14 “Classification Society” or “Class” means the Society referred to in line 4. 15 “Master Agreement” means a master agreement of even date herewith made by and among, inter alios, the Seanergy and the Sellers. “Shareholder Approval’” has the meaning set forth in the Master Agreement. “Effective Date” means the date of issuance of the Shareholder Approval. “Seanergy” means Seanergy Maritime Corporation of Marshall Islands, being the parent company of the Company to be nominated as buyer of the Vessel and of the buying companies of the other Vessels referred to in Clause 17. 1. Purchase Price 16 USD 70,350,000 cash (Seventy million three hundred fifty thousand United States Dollars) only. 2. Deposit 17 As security for the correct fulfillment of this Agreement the Buyers shall pay a deposit of 20% 18 (twenty per cent) of the Purchase Price as per Clause 17 . days from the date —by both parties, This deposit shall be placed with FBB -First Business Bank, 62 1Notara Dios Str, Piraeus, Greece. Phone: + 30 210 4118 711, Fax: + 30 210 41 32058. 20 and held by them in a joint account between Sellers and the Buyers to be released in accordance with joint written instructions of the Sellers and the Buyers. The Buyers to produce all documents required for the opening of the joint account. Interest, if any, to be credited to the 22 produce all documents required for the opening of the joint account. Interest, if any, to be credited to the 22 Buyers. Any fee charged for holding the said deposit shall be borne equally by the Sellers and the 23 Buyers. The expenses for the opening of the joint account and the dosing fees to be shared equally between the Sellers and the Buyers 2< 3. Payment (See also Clause 17) 25 The said Purchase Price shall be paid in full tree of bank charges to Sellers to: H$H NORDBANK AG HAMBURG, GERMANY, SORT CODE: 21050000, with JP MORGAN CHASE BANK NA NEW YORK, USA, SWIFT: CHASUS33, ACCOUNT: 001-1-331808 in favor of LINCOLN FINANCE CORP., USD ACCOUNT: 1100175430, IBAN: DE15210500Q01100175430 26 27 on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect 28 physically ready for delivery in accordance with the terms and conditions of this Agreement and 29 Notice of Readiness has been given in accordance with Clause 5. 30 4. Inspections 31 their Right to inspect the Vessel class records. a) The Buyers have inspected and accepted the Vessel’s classification records, Buyers 32 Ratte also inspected the Vessel the Vessel’s records 33 and have accepted the Vessel following this inspection and the sale is outright and definite, 34 subject only to the terms and conditions of this Agreement, 35 The Buyers shall have-the right Vessel’s classification records an Electam 36 whether same are accepted ( not within 37 The Sellers If the Vessel aiffA 38 Buyers shall undertake inspection without Vessel. Should-the 39 Buyer’s they the Sellers for the losses thereBy incurred. 40 The-Buyers shall inspect the Vessel with opening lip without to the Sellers. 41 the inspection, The Vessel’s engine log books shall be made-available by the Buyers. If the vessel is accepted after inspection. the shall 43 , subject only to the of this , 44 Sellers ... e notice of acceptance within-12-Aours 45 . . -: 46 and of the — 47 13’1 the Sellers as aforesaid, the deposit together interest 48 -immediately to the Buyers, after this Agreement shall anevoid. 49 • 4 a) and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions, 50 alternative 4a) to apply. 51 5. Notices, time and place of delivery 52 21 The Sellers shall keep the Buyers well informed of the Vessel’s itinerary and shall 53 provide the Buyers with 30, 21, 14 and 7 days approximate and 24 hours definite 54 notice of the estimated time of arrival at the intended place of ~/underwater 55 inspection/delivery. 56 When the Vessel is at the place of delivery and in every respect physically ready for delivery 57 in accordance with this Agreement, the Sellers shall give the Buyers a written Notice of 58 Readiness for delivery. b) The Vessel shall be delivered and taken over cargo free and stowaways free at a safe and 59 accessible port, anchorage, and/or safe and accessible berth always safely afloat at Sellers’ 60 option at a place to be mutually agreed. Place of delivery in accordance with Vessel’s trade/charter obligation. Expected time of delivery: to be mutually agreed 61 Date of cancel as per Clause 24 (see Cla~ses-’:~6-b) (iii)·afld..44}.-3Oth-Sef;ltemher. . 62 Buyers’ option but if vessel is on a sea passage that takes her beyond this date. then the vessel 63 will be delivered at the first next port of call but immediately after the original canceling date and therefore canceling date will be extended accordingly. c) If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the 64 Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in 65 writing stating the date when they anticipate that the Vessel will be ready for delivery and 66 propose a new canceling date. Upon receipt of such notification the Buyers shall have the 67 option of either cancelling this Agreement in accordance with Clause 14 within 7 running 66 days of receipt of the notice or of accepting the new date as the new cancelling date. If the 68 Buyers have not declared their option within 7 running days of receipt of the Sellers’ 69 notification or if the Buyers accept the new date, the date proposed in the Sellers’ notification 70 shall be deemed to be the new cancelling date and shall be substituted for the cancelling 71 date stipulated in line 61. If this Agreement is maintained with the new cancelling date all other terms and conditions 72 hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full 73 force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any 74 claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by 75 the original cancelling date. 76 d) Should the Vessel become an actual, constructive or compromised total loss before delivery the deposit together with interest earned shall be released immediately to the Buyers whereafter this Agreement shall be null and void. 81 6. Drydocking/Delivery Inspection 8’ 8: a)” The Sellers shall the—V Sosiety’s RIles. It the 8’ 8< sl:1all13o made 8’ ·. 81 8’ b"· (i) The Vessel is to be delivered without drydocking. However, the Buyers shall 9< have the right at their expense to arrange for an underwater inspection by a diver approved 9’ by the Classification Society prior to the delivery of the vessel. The Sellers shall at their cost make the Vessel available for such inspection. The extent of the inspection and the 9: conditions under which it is performed shall be to the satisfaction of the Classification 9: Society. If the conditions at the port of delivery are unsuitable for such inspection, the 9 · Sellers shall make the Vessel available at a suitable alternative place near to the delivery 9’ port. Inspection of Vessel’s underwater parts shall be carried out in the presence of dass surveyor to be invited by the Sellers and Sellers/Buyers’ representatives. 9< (ill If the rudder, propeller, bottom or other underwater parts below the deepest load line 9 · are found broken. damaged or defective so as to affect the Vessel’s class, then unless 91 repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers 9! shall arrange for the Vessel to be dry-docked at their expense for inspection by the 101 Classification Society of the Vessel’s underwater pans below the deepest load line, the 10 extent of the inspection being in accordance with the Classification Society’s rules. If the 10: rudder, propeller, bottom or other underwater parts below the deepest load are found 10: broken, damaged or defective so as to affect the Vessel’s class, such defects shall be made 1Q. good by the Sellers at their expense to the satisfaction of the Classification Society 10~ without condition/recommendation ·. In such event the Sellers are to pay also for the cost of 101 the underwater in spection and the Classification Society’s attendance. ~he Buyers’ Class and the Sellers’ Class shall at all times be the sole arbitrators as to whether underwater damage, if any, imposes condition/recommendation of class. The decision of class as to whether underwater damage, if any, imposes a condition and/or recommendation of class shall be: final and binding for both parties. Notice of Readiness not to be tendered prior completion of the underwater inspection. If damage affecting class found, that does not necessitate immediate docking, Buyers and Seller~ authorised representatives to meet to try to agree a compensation amount for Buyers taking over the vessel with such damages, if cannot agree, repair quotes to be obtained from two reputable repair yards nearest to the delivery port, one yard to be chosen by each party, with compensation amount to be the average of the two repair quotes. (iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry-10docking facilities are available at the port of delivery, the Sellers shall take the Vessel 10; to a port where suitable drydocking facilities are available. whether within or outside 10’ the delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver 111 the Vessel at a port within the delivery range as per Clause 5 b} which shall, for the 11 purpose of this Clause, become the new port of delivery. In such event the cancelling date 11: provided for in Clause 5 b) shall be extended by the additional time required for the 11drydocking and extra steaming, but limited to a maximum of 14 running days. 11, c) If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above ”. (i) the Classification Society may require survey of the tailshaft system, the extent of the survey being to the satisfaction of the Classification surveyor. If such survey is not 111 required by the Classification Society, the Buyers shall have the right to require the tailshaft 11” 10 be drawn and surveyed by the Classification Society, the extent of the survey being in 11: accordance with the Classification Society’s rules for tailshaft survey and consistent with 11’ the current stage of the Vessel’s survey cycle. The Buyers shall declare whether they 121 require the tailshaft 10 be drawn and surveyed not later than by the completion of the 12 122 inspection by the Classification Society. The drawing and refitting of the tailshaft shall be 123 arranged by the Sellers. Should any parts of the tailshaft system be condemned or found 124 defective so as to affect the Vessel’s class, those parts shall be renewed or made good at 125 the Sellers’ expense to the satisfaction of the Classification Society without 126 condition/recommendation”. 127 (ii) the expenses relating to the survey of the tailshaft system shall be borne 128 by the Buyers unless the Classification Society requires such survey to be carried out, in 129 which case the Sellers shall pay these expenses. The Sellers shall also pay the expenses 130 if the Buyers require the survey and parts of the system are condemned or found defective 131 or broken so as to affect the Vessel’s class”. 132 (iii) the expenses in connection with putting the Vessel in and taking her out of 133 drydock, including the drydock dues and the Classification Society’s fees shall be paid by 134 the Sellers if the Classification Society issues any condition/recommendation*as a result 135 of the surveyor if it requires survey of the tailshaft system. In all other cases the Buyers 136 shall pay the aforesaid expenses. dues and fees. 137 (iv) the Buyers’ representative shall have the right to be present in the drydock, but 138 without interfering with the work or decisions of the Classification surveyor, 139 (v) the Buyers shall have the right to have the underwater parts of the Vessel 140 cleaned and painted at their risk and expense without interfering with the Sellers’ or the 141 Classification surveyor’s work, if any, and without affecting the Vesse l’s timely delivery. If, 142 however, the Buyers’ work in drydock is still in progress when the Sellers have 143 completed the work which the Sellers are required to do, the additional docking time 144 needed to complete the Buyers’ work shall be for the Buyers’ risk and expense. In the event 145 that the Buyers’ work requires such additional time, the Sellers may upon completion of the 146 Sellers’ work tender Notice of Readiness for delivery whilst the Vessel is still in drydock 147 and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether 148 the Vessel is in drydock or not and irrespective of Clause 5 b). 149 Notes, if any, in the surveyor’s report which are accepted by the Classification Society 150 without condition/recommendation are not to be taken into account. 151

7. Spares/bunkers, etc. 154 The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on 155 shore. All spare parts and spare equipment including spare tail-end shaft(s) and/or spare 156 propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or 157 unused, whether on board or not shall become the Buyers’ property, but spares on order are to be 158 excluded. Forwarding charges, if any, shall be for the Buyers’ account. The Sellers are not required to 159 replace spare parts including spare tail—end shaft(s) and spare propeller(s)/propeller blade(s) which 160 are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the 161 property of the Buyers. The radio installation and all navigational and wireless equipment shall be 162 included in the sale without extra payment are if they the property of the Sellers. Unused stores and 163 provisions shall be included in the!:! sale and be taken over by the Buyers without extra payment. Loading 164 Instrument including software together with all items required by the Classification or Flag Administration will remain onboard being included in the sale. The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the 165 Sellers’ flag or name, provided they replace same with similar unmarked items. Library, forms, etc., 166 exclusively for use in the Sellers’ vessel(s), shall be excluded without compensation. Captain’s, Master’s 167 Officers’ and Crew’s personal belongings including the Master’s slop chest are to be excluded from the sale,16E as well as the following additional items (including items on hire): 169 Globe wireless equipment Unitor equipment including gas bottles The Buyers to pay extra and take over the remaining bunkers if they are the property of the Sellers 170 and for unused lubricating oils in vessel’s designated storage tanks and-or In encroached/sealed drums, always without having passed 171 through the system recycled, at Sellers last invoiced net purchased prices excluding cost of barging evidenced by original 172 invoices/vouchers for the bunkers and at list price less 40% for the lubs. Two days prior vessel’s delivery ROB luboil quantities as well as the estimated lubs on delivery will be jointly measured and agreed by the Sellers and Buyers representatives. Price to be at list less 40%. Payment under this Clause shall be made at the same time and place and in the same currency as the Purchase Price. 8. Documentation (See Clause 4+) 175 The place of closing: Piraeus, Athens, Greece and / or New York 176 In payment of the Purchase Price the Sellers shall the Buyers with 177 documents, namely: 178 a) legal Bill of Sale in a form reeoreable in (the to register the Vessel), warranting that the Vessel is free fro brances, mortgages 180 and maritime liens or any—etRef-debts or claims wAatsoo... attested and 181 legalized by tRO sensuI ef sush country or other competent authority. 182 b) Current Certificate of Ownership Issued by the competent authorities of the —state- the Vessel. —i84 c) Confirmation of Class issued—. 185 ell Current Certificate issued by the competent authorities-stating that the Vessel is free from 186 registered encumbrances. 187 e) certificate of Vessel-from-.the Vessel’s registry or other official evidence of 188 to the Vessel’s registry at the time of or, in the event that the 189 of practice issue such elocumentation immediately, a written 180 Certificate of the official evidence of deletion to the Buyers promptly and latest ) weeks after Purchase Price has-been—paid-and the Vessel has been may reasonably be required by the competent authorities 184 185

At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of 197 Delivery and Acceptance confirming the date and lime of delivery of the Vessel from the Sellers to the 198 Buyers 199 Al the lime of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all 200 Plans/drawings/instruction books relative to main engine and auxiliaries/SOPEP/publications as on board, etc., which are on board the Vessel. Other certificates which are on board the Vessel 201 shall also be handed over to the Buyers unless the Sellers are required to retain same, in which case the 202 Buyers to have the right to take copies. All other technical documentation and plans, etc. ashore which may 20:: be in the Sellers’ possession shall be promptly forwarded to the Buyers at their expense, if they so 204 request. The Sellers may keep the Vessel’s log books but the Buyers to have the right to take 205 copies of same. 206 9. Encumbrances 207 The Sellers warrant that the Vessel, at the time of delivery, is free from all encumbrances, mortgages and/or maritime liens or any other debts and/or claims whatsoever against the Vessel and/or the 2m Sellers. The Sellers hereby undertake to indemnify the Buyers against all consequences of claims made 210 against the Vessel which have been incurred prior to the time of delivery and reference to clause 7.3 of the Master Agreement 211 10. Taxes, etc. 212 Any taxes, fees and expenses in connection with the purchase and registration under the Buyers’ flag 213 shall be for the Buyers’ account, whereas similar charges in connection with the closing of the Sellers’ 214 register shall be for the Sellers’ account. 215 11. Condition on delivery 216 The Vessel with everything belonging to her shall be at the Sellers’ risk and expense until she is 217 delivered to the Buyers. but subject to the terms and conditions of this Agreement she shall be 218 delivered and taken over as she was at the time of inspection, fair wear and tear excepted. 219 However, the Vessel shall be delivered with her present-Class Way maintained without 220 condition recommendation’, free of average damage affecting the Vessel’s Class, and with her All-221 Classification Certificates and her National and International Certificates le-be-eleaA, as well as all other certificates the Vessel had at the time of inspection:, clean, valid and unext8nded wit:- (,o:1d::iorJ recommendation by Class or thf! relevant Authorities at the time of Delivery. CSM items to be clean and up to the date at the time of the Vessel’s delivery er-as—eA—beara 222 w#Ioot any extensions or outstanding wi~F600mmeAdatffin* by Class or the relevant 22J authorities al-the tillle of eleli\’efy___Certificates of Liferafts, C02, Fire Extinguishers etc to be clean and valid at the time of delivery. 224 “Inspection” in this Clause 11, shall mean the Buyers’ inspection according to Clause 4 a) or 4 b), if 225 applicable, or the Buyers’ inspection prior to the signing of this Agreement. If the Vessel is taken over 226 without inspection, the date of this Agreement shall be the relevant date. 227 * Notes, if any, in the surveyor’s reports which are accepted by the Classification Society 228 without condition/recommendation are not to be taken into account. 229 12. Namefmarkings 230 Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings. 231 13. Buyers’ default 232 Should the deposit not be paid in accordance with Clause 2 and 17, the Sellers have the right to cancel this 233 Agreement, and they shall be entitled to claim compensation for their losses and for all expenses 234 incurred together with interest. 235 Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to 236 cancel the Agreement, in which case the deposit together with interest earned shall be released to the 237 Sellers. If the deposit does not cover their loss, the Sellers shall be entitled to claim further 238 compensation for their losses and for all expenses incurred together with interest, provided however 239 that Sellers will not be entitled to claim any compensation whatsoever if Seanergy fails to obtain the Shareholder Approval. 14. Sellers’ default 240 Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a) or fail to be ready 241 to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have 242 the option of cancelling this Agreement provided always that the Sellers shall be granted a 243 maximum of 3 banking days after Notice of Readiness has been given to make arrangements 244 for the documentation set out in Clause 8. If after Notice of Readiness has been given but before 245 the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not 246 made physically ready again in every respect by the date stipulated in line 61 and new Notice of 247 Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect 248 to cancel this Agreement the deposit -jf paid to the joint account by Buyers -together with 24£ interest earned shall be released to them immediately. 250 Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready 251 to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for 252 their loss and for all expenses together with interest if their failure is due to proven 253 negligence and whether or not the Buyers cancel this Agreement 254 15. Buyers’ representatives 255 After-tRis-AgfeeffieAt has soen signed by both parties and the 20%

16. Arbitration

a)* This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of this Agreement shall be referred to arbitration in London before three Arbitrators in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force and the terms of the London Maritime Arbitration Association then in force, one arbitrator being appointed by each party.
On the receipt by one party of the nomination in writing of the other party's arbitrator, that party shall appoint their arbitrator within fourteen days.
If that party does not appoint its own arbitrator within the fourteen days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of the sole arbitrator shall be binding on both parties as if it had been appointed by agreement. The two arbitrators properly appointed shall appoint the third arbitrator who shall act as chairman of the Tribunal.

~~b)* This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Law of the State of New York and should any dispute arise out of this Agreement, the matter in dispute shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for purpose of enforcing any award, this Agreement may be made a rule of the Court.~~
~~The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. New York.~~

~~c)* Any dispute arising out of this Agreement shall be referred to arbitration at ______________, subject to the procedures applicable there.~~

~~The laws of ______________ shall govern this Agreement.~~

* *16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 16 a) to apply.*

Additional Clauses from 17 to 18 form an integral part of this Memorandum of Agreement

Appendix to Memorandum of Agreement code-name SALEFORM 1993 ·dated ~’"-October 2007 MN “BREMEN MAX” CLAUSE 17 The 20 pet deposit shall be made on the Initial Closing Date as defined in Clause 2.4(b} of the Master Agreement referred 19 in Clause 31 “‘creaf. The 20 pct deposit and balance of 80 pet together with extra payment for luboiJs and or bunkers, to be paid on day of delivery at Sellers’ nominated bank provided however that if the Vessel is delivered on the Initial Closing Date, Buyers will not be required to pay the 20% deposit into the joint account referred to in Clause 2 and they will make payment of 100% of the purchase price directly to the Sellers. On delivery of the Vessel, in exchange for payment of the purchase price of the Vessel and extra payment for luboils and/or bunkers, Sellers will provide the Buyers with against delivery documents reasonably needed by Buyers to acquire legal ownership and register the vessel under her new flag. Such documents to be mutually agreed and listed in an Addendum to the Memorandum of Agreement. but shall include, without limitation, the dosing deliveries as required by Clause 2.2 and 2.4 of the Master Agreement as well as each party’s respective officer certificate dated the Initial Closing Date setting forth names and signatures of signatories to MOA and other related documents as well certifying and attaching charter documents of such party in effect as of the date of the Initial Closing Date and duly executed shareholder and director resolutions approving the entry into the Master Agreement referred to in Clause 31 hereof, this MOA, other related documents and the transactions contemplated hereby and thereby. Signing of the Addendum shall not delay signing of MoA and lodging of the deposit. CLAUSE 18 Sellers to confirm in writing on delivery that to the best of their knowledge the vessel: is not blacklisted by any Arab countries I nations or any other countries or organizations; has not touched bottom since her last dry docking. CLAUSE 19 All negotiation and eventual sale to be kept strictly private and confidential between all parties involved except where required by Statutory or U.S. Stock listed requirements. However should despite the efforts of all parties involved details of the sale become known or reported in the market neither the Sellers not the Buyers have the right to withdraw from the sale or fail to fulfill all their obligations under this Agreement. This Memorandum of Agreement is drawn up in two originals with even tenor and date. One original shall be retained by the Sellers and one original shall be retained by the Buyers. CLAUSE 20 Vessel to be delivered free of cargo. cargo residues and free of any dunnage, with holds swept, clean and dry on completion of last voyage, prior delivery.

CLAUSE 21 Sellers warrant that on the date hereof and on the date of Vessel’s delivery, the Vessel shall be entitled to trade worldwide within Institute Warranty Limits without restriction or limitation. Sellers also to confirm on delivery that vessel has not traded during the last two (:::) years in CIS Pacific Countries, but if traded, then, a valid Phytosanitary Certificate to be presented. CLAUSE 22 Canceling date to be sixty (60) days after Initial Closing Date CLAUSE 23 Seller has good and marketable title to, is the exclusive legal and equitable owner of, and has the unrestricted power and right to sell, assign and deriver the Vessel. CLAUSE 24 Each party hereto is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to enter into this MOA and the transactions contemplated hereby. Each party hereto is duly qualified to conduct business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (as defined in the Master Agreement). CLAUSE 25 Each party hereto has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this MOA and otherwise to carry out its obligations hereunder. The execution and delivery of this MOA and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action. other corporate or other action or proceeding on the part of either party hereto is necessary to authorize this MOA or the consummation of the transactions contemplated hereby. This MOA has been duly executed by each party hereto and, when delivered, will constitute the valid and binding obligation of each such party, enforceable against each such party in accordance with ils terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by lam relating to the availability of specific performance, injunctive relief or other equitable remedies. CLAUSE 26 The execution, delivery and performance of this MOA by each party hereto and the consummation by such party of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of its respective charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination. amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract to which such party is a party thereto or by which any property or asset of such party is bound or affected, (iii) result in a violation of any law, rule, statute or regulation to which such party is subject or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of any governmental authority 10 which such party is subject or by which any property or asset of such party is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate. have or reasonably be expected to result in a Material Adverse Effect (as defined in the Master Agreement). CLAUSE 27

Neither party is required to obtain any consent, waiver, authorization 01 order of, yiv~ any notice< to, or make any filing or registration \\’i1h, any governmental authority or other person or entity in conne,..tiorl v.,ith the execution, delivery and performance by such party at this MOA, other thail those thai hCive be~a made or obtained by such party prior to the date of this MOA. CLAUSE 26 This Agreement is one of the “MOA“s referred to and defined in (1) the Master Agreement dated the date hereof and executed and delivered concurrently herewith by the Seller!;, the Buyers, and others, If there is any inconsistency between the terms and conditions of this Agreement and the terms and ronditions of said Master Agreement with respect to the sale and purchase of the Vessel. then the terms and conditions of this Agreement shall prevail, Notwithstanding the above, the obligations of each party under this MOA are subject to: (i) Seanergy obtaining the Initial Closing I Shareholder Approval, as defined in the Master Agreement,; and (ii) The satisfaction or waiver of each of the applicable conditions set forth in Article VII! of the Master Agreement.· In case Seanergy fails to obtain the Shareholder Approval the Initial Closing as defined in the Master Agreement does not take place as provided in the Master Agreement. this Memorandum of Agreement shall be automatically terminated, cancelled and of no further force and effect without responsibility of any of the parties.